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                                                                   Exhibit 4(c)






                                 FIRST AMENDMENT


         FIRST AMENDMENT, dated as of January 31, 1997 (this "Amendment"), to the Credit and Reimbursement Agreement, dated as of April 8, 1996 (the "Credit Agreement"), among (a) MITCHELL ENERGY CORPORATION, a Delaware corporation (the "Borrower"), (b) MND ENERGY CORPORATION, a Delaware corporation ("MND"), (c) the several banks which are parties to this Amendment (collectively, the "Banks", each a "Bank"), including the Issuing Banks (as defined herein), and (d) THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested that certain amendments be made to the Credit Agreement as provided herein; and

         WHEREAS, the Administrative Agent and the Banks are willing to effect such amendments, but only on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         II. Amendments to Credit Agreement; Consent to First
Amendment to MND Revolving Credit Agreement.

         1. Consolidated Net Current Assets. (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Consolidated Current Assets", "Consolidated
Current Liabilities", "Current Assets" and "Current Liabilities" in their entirety;

                  (b) Subsection 5.2(a)(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof;

                  "'(ii)  [Reserved]';"; and

                  (c) Subsection 6.5 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof:

                  "'6.5  [Reserved]'."




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                                                                              2




         2.  Fixed Charge Ratio.  Subsection 6.8 of the Credit
Agreement is hereby amended by deleting the ratio "1.5 to 1" contained therein and inserting in lieu thereof the ratio "2.5 to 1."

         3. For purposes of subsection 1.4 of the Credit Agreement, each Bank consents to the amendment of the MND Revolving Credit Agreement effected by the First Amendment thereto, dated as of the date hereof.

         III. Conditions to Effectiveness. This Amendment shall become effective as of January 31, 1997 (the "Effective Date") but shall not become effective until the following conditions precedent have been satisfied or waived:

                  (a) The Borrower, MND, the Administrative Agent and the Required Banks shall have executed and delivered to the Administrative Agent this Amendment.

                  (b) The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower and MND authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Credit Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

         IV.  General.

         1. Representations and Warranties. To induce the Administrative Agent and the Banks parties hereto to enter into this Amendment, the Borrower and MND each hereby represents and warrants to the Administrative Agent and all of the Banks as of the Effective Date that the representations and warranties made by such party in the Credit Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Effective Date.

         2. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.



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         3.   No Other Amendments; Confirmation. Except as expressly
amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect.

         4. Affirmation of MEDC Guarantee. MEDC hereby consents to the execution and delivery of this Amendment and reaffirms its obligations under the MEDC Guarantee.

         5.   Governing Law; Counterparts. (a) THIS AMENDMENT AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

         (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                     MITCHELL ENERGY CORPORATION


                                     By:_________________________________
                                     Title:


                                     MND ENERGY CORPORATION


                                     By:_________________________________
                                     Title:

                                     THE CHASE MANHATTAN BANK (formerly known as
                                       Chemical Bank), as Administrative Agent, as an Issuing Bank and as a Bank


                                     By:_________________________________
                                     Title:


                                     NATIONSBANK OF TEXAS, N.A., as an
                                     Issuing Bank and as a Bank


                                     By:_________________________________
                                          Title:


                                     THE BANK OF NOVA SCOTIA


                                     By:_________________________________
                                        Title:

                                     PNC BANK, NATIONAL ASSOCIATION


                                     By:_________________________________
                                          Title:




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                                     BANK ONE, TEXAS, N.A.


                                     By:_________________________________
                                        Title:


                                     BANK OF AMERICA, NATIONAL TRUST &
                                       SAVINGS ASSOCIATION


                                     By:_________________________________
                                        Title:


                                     WELLS FARGO BANK (TEXAS), NATIONAL
                                       ASSOCIATION


                                     By:_________________________________
                                        Title:


                                     CHRISTIANIA BANK OG KREDITKASSE


                                     By:_________________________________
                                        Title:


                                     By:_________________________________
                                        Title:


                                     MORGAN GUARANTY TRUST COMPANY


                                     By:_________________________________
                                        Title:


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_________________________________
                                        Title:


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       HOUSTON AGENCY


                                     By:_________________________________
                                        Title:


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                                     ABN AMRO BANK N.V., HOUSTON AGENCY
                                           by:  ABN AMRO North America,
                                           Inc., as agent


                                     By:_________________________________
                                        Title:


                                     By:_________________________________
                                        Title:


                                     SOCIETE GENERALE, SOUTHWEST AGENCY


                                     By:_________________________________
                                        Title:


                                     THE LONG TERM CREDIT BANK
                                     OF JAPAN, LTD., NEW YORK BRANCH


                                     By:_________________________________
                                        Title:


                                     UNION BANK OF SWITZERLAND, HOUSTON
                                       AGENCY


                                     By:__________________________________
                                        Title:







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Consented and agreed to:


MITCHELL ENERGY & DEVELOPMENT CORP.


By:_________________________________
   Title: